CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                    COMPREHENSIVE ENVIRONMENTAL SYSTEMS, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is COMPREHENSIVE ENVIRONMENTAL SYSTEMS, INC.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article:

       FIRST: The name of the corporation (hereinafter called the "corporation") is Windswept Environmental Group, Inc.

     3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on
March l9, 1997


                                   /s/ Michael O'Reilly
                                   ----------------------------------
                                   Michael O'Reilly, President and
                                   Chief Executive Officer

Attest:

/s/ David Behanna
-------------------------------------
David Behanna
Chief Financial Officer